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                                                                     EXHIBIT 2.4



                             STOCKHOLDER AGREEMENT


     STOCKHOLDER AGREEMENT dated as of the 4th day of December, 1997 ("this Agreement"), by and between the Principal Stockholder (as defined herein) of Wheels Sports Group, Inc., a North Carolina corporation (the "Company"), and Racing Champions Corporation, a Delaware corporation ("Parent").

                                   RECITALS

     A. Parent, Parent's wholly owned subsidiary, WSG Acquisition, Inc., a Delaware corporation ("Acquisition"), and the Company have entered into an Agreement and Plan of Merger dated as of December 4, 1997 (the "Merger Agreement") which provides, among other things, that Acquisition will merge with and into the Company on the terms and subject to the conditions set forth in the Merger Agreement (the "Merger").

     B. As a condition to the willingness of Parent and Acquisition to enter into the Merger Agreement, the Principal Stockholder has agreed to grant Parent an option to purchase all Option Shares and an irrevocable proxy with respect to all Option Shares over which the Principal Stockholder possesses voting power, upon the terms and subject to the conditions of this Agreement.

     C. The Board of Directors of the Company has approved the Merger and the acquisition of Option Shares by Parent pursuant to this Agreement.

     The parties therefore agree as follows:

     1. Certain Definitions.

     (a) The term "Principal Stockholder", as used herein, shall mean Mr. Howard L. Correll, Jr. and each of the Persons set forth on the signature pages hereof as Correll Owners, and each reference to the Principal Stockholder is intended to encompass both Mr. Howard L. Correll, Jr. and each of such Persons. The term "Option Shares", as used herein, shall mean any and all shares of the Company's Stock, par value $.01 per share (the "Common Stock") now owned and/or subsequently acquired by the Principal Stockholder through purchase, gift, stock splits, stock dividends and exercise of stock options.

     (b) "Affiliate" shall, with respect to any Person, mean any other Person that controls, is controlled by or is under common control with the former.

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The term "control" and correlative terms shall have the meanings ascribed to them in Rule 405 under the Securities Act.

     (c) "Permitted Transferee" means, with respect to any particular Correll Owner, (i) Mr. Howard L. Correll, Jr. and his spouse, lineal descendants, executor, administrator or testamentary trustee; (ii) any trust established solely for the benefit of any of the Persons named in clause (i); (iii) any partnership, the general or limited partners of which include only Persons named in clauses (i) and (ii); or (iv) any Person controlled, directly or indirectly, by Mr. Howard L. Correll, Jr.

     (d) "Person" shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

     (e) "Subsidiary" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by a Person.

     (f) Other capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Merger Agreement.

     2. Grant of Option. The Principal Stockholder hereby grants to Parent an irrevocable option (the "Option") to purchase all of the Option Shares which shall be not less than the number (as adjusted pursuant to Section 6 of this Agreement) of Option Shares reflected next to the Principal Stockholder's name on the signature page of this Agreement, and Parent will, subject to the provisions hereof, purchase and pay for such Option Shares by issuing to Principal Stockholder .8 (eight-tenths) fully paid and nonassessable shares of Parent Common Stock for each Option Share (the "Exercise Price").

     3. Exercise of Option. The Option may be exercised by Parent, in whole at any time or in part from time to time from and after the date of this Agreement upon the occurrence or non-occurrence of any event listed on Annex I. In the event Parent wishes to exercise all or any part of the Option, Parent shall send a written notice to the Principal Stockholder specifying the number of Option Shares Parent intends to purchase and the place, date and time (but not later than 10 business days from the date such notice is given) for the




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closing of such purchase.  Parent's obligations to purchase and pay for Option
Shares upon any exercise of the Option are subject to the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott Act"). Upon request of Parent, the Principal Stockholder shall promptly take all action required to effect all necessary filings by the Principal Stockholder under the Hart-Scott Act.

     4. Registration of Parent Company Stock.

     (a) The Principal Stockholder agrees not to transfer or otherwise dispose of the shares of Parent Company Stock, or any interest therein, without first providing to Parent an opinion of counsel for the Principal Stockholder, reasonably satisfactory in form and substance to counsel for Parent, to the effect that such transfer or disposition will not violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state law governing the offer and sale of securities, and the rules and regulations thereunder. The Principal Stockholder further agrees to the placement of the following legend on the certificate(s) representing the shares:

           "The Shares represented by this certificate have not been registered under either (i) the Securities Act of 1933 (the "Act") or (ii) any applicable state law governing the offer and sale of securities. No transfer or other disposition of these Shares, or of any interest therein, may be made except pursuant to an effective registration statement under the Act and such other state laws, unless the issuer has received an opinion of counsel, reasonably satisfactory to the issuer, to the effect that such transfer or other disposition of these Shares, or of any interest therein, will not violate the Act, such other state laws, and the rules and regulations promulgated thereunder."

provided that upon provision to Parent of any opinion of counsel for the Principal Stockholder, reasonably satisfactory in form and substance to counsel for Parent, to the effect that such legend is no longer required under the provisions of the Securities Act or applicable state securities laws, Parent shall promptly cause new certificates representing such shares to be issued to the Principal Stockholder against surrender of such legended certificates.

     (b) Notwithstanding the foregoing, Parent shall include such issuance of shares of Parent Common Stock in the Registration Statement on Form S-4 being filed pursuant to the Merger Agreement.

     (c) If the shares of Parent Common Stock are not otherwise registered as provided in paragraph (b) of Section 4, upon the demand of the



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Principal Stockholder, Parent  agrees to effect two registrations of shares held by the Principal Stockholder under the Securities Act.  In each such case:
(i) each registration statement and each prospectus included therein or relating to the shares of Parent Common Stock registered thereunder and each amendment or supplement thereto shall at all times comply with the requirements of the Securities Act and will not, at any time, contain any misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading (and if an event occurs as a result of which a registration statement or prospectus no longer complies with this subclause (i), Parent shall promptly (A) so notify the Principal Stockholder and (B) amend such registration statement or supplement such prospectus so that the requirements of this subclause (i) are met); (ii) Parent shall register or qualify all such shares under the blue sky or securities laws of any jurisdiction as the Principal Stockholder may reasonably request and shall maintain such registrations and qualifications in effect so long as is necessary to permit the sale of such shares by the Principal Stockholder in compliance with such laws; (iii) Parent shall supply to the Principal Stockholder, or its underwriters, such number of prospectuses, as amended and supplemented from time to time, as the Principal Stockholder may reasonably request, during the period of nine months after the effectiveness of the such registration statement or amendment; (iv) shall indemnify and hold the Principal Stockholder harmless against any and all losses, claims, damages or liabilities, joint or several, to which the Principal Stockholder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus referred to in this paragraph (c) (including any preliminary prospectus contained in any such registration statement), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Principal Stockholder, on demand, for any legal or other expenses reasonably incurred by the Principal Stockholder in connection with investigating or defending any such action or claim; and (v) at the request of the Principal Stockholder, the Parent will execute and deliver (A) an agreement with any broker or dealer effecting a sale (whether as principal or agent) of such shares confirming for the benefit of such broker or dealer Parent's agreements contained in this Section 3(c) and/or
(B) one or more underwriting agreements with one or more underwriters (whether acting for themselves or as representative(s) of a group of underwriters) providing for an underwritten public offering of such shares for the account of the Principal Stockholder, each such underwriting agreement to contain such representations, warranties, covenants, agreements and indemnities as are customary in "firm commitment" underwriting agreements used by so-called



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"major bracket" investment banking firms for public offerings of common stock of companies which were not previously subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and Parent will use its commercially reasonable efforts to cause the conditions to the underwriters' obligations thereunder to be satisfied and will otherwise cooperate with the underwriters in their investigation of Parent's business, property, financial condition and prospects and in successfully concluding such public offering. In addition to such demand registrations, in the event Parent effects a registration of Parent Common Stock for its own account or for any other shareholder of Parent, Parent shall use its commercially reasonable efforts to include therein all shares requested by the Principal Stockholder to be so included; provided, however, that (A) if the managing underwriters in such offering advise Parent in writing that in their opinion the number of shares of Parent Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Parent will include the securities requested to be included therein pro rata. Parent will pay all expenses of performing its obligations under this Section 4(c), except underwriting commissions and (B) the Principal Stockholder shall be entitled to have its shares of Parent Common Stock included in no more than two such registrations effected by the Company.

     5. Purchase of Option Shares.

     (a) At each closing under Section 3 of this Agreement (each a "Closing Date"), the Principal Stockholder shall deliver to Parent the certificate or certificates representing the number of Option Shares being purchased in proper form for transfer, and Parent will, subject to the provisions hereof, deliver to the Principal Stockholder the Exercise Price and a certificate signed by the President or Chief Executive Officer of Parent to the effect that Parent and Acquisition have complied all material respects with all covenants and agreements set forth in the Merger Agreement and that all representations and warranties of the Parent and Acquisition under Article III of the Merger Agreement and of the Parent under Section 7 of this Agreement were true in all material respects when made.

     (b) No certificates or scrip representing less than one share of Parent Common Stock shall be issued upon the exercise of the Option. In lieu of any such fractional share, the Principal Stockholder who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon exercise of the Option shall be paid at the Closing in cash (without interest) in an amount equal to such Principal Stockholder's fractional part of a share of Parent Common Stock multiplied by the last reported sale price of Parent Common Stock, as reported on the Nasdaq National Market, on the day prior to the Closing Date.



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     6. Certain Option Adjustments.

     (a) In the event of any change in the number of issued and outstanding shares of Common Stock or Parent Common Stock by reason of any stock dividends, split-up, recapitalization, merger or other change in the corporate or capital structure of the Company or Parent, as the case may be, Parent and Principal Stockholder, as the case may be, each shall receive, upon exercise of the
Option: (i) in the case of a change in the Company's capital structure, the stock or other securities, cash or property which the Principal Stockholder received or is entitled to receive as a consequence of such change to the Company's capital structure, or (ii) in the case of a change in Parent's capital structure, the stock or other securities, cash or property into which the Parent Common Stock has been converted as a consequence of such change to the Parent's capital structure.

     (b) If, on or after the date hereof, the Company should declare or pay any cash dividend or other distribution or issue any rights with respect to the Option Shares, payable or distributable to shareholders of record on a date prior to the transfer to the name of Parent or its nominee or transferee on the Company's stock transfer records of the Option Shares purchased pursuant to the Option, then, without limiting any of the rights of Parent and Acquisition under the Merger Agreement and without limiting the rights of Parent described in the preceding paragraph, (i) the purchase price per Option Share payable by Parent pursuant to the Option will be reduced by the amount of any such cash dividend or cash distribution, and (ii) the whole of any such non-cash dividend, distribution or right will be received and held by the Principal Stockholder for the account of Parent and shall be required to be promptly remitted and transferred by the Principal Stockholder to Parent of its designee or transferee, accompanied by appropriate documentation of transfer. Pending such remittance, Parent shall be entitled to all rights and privileges as owner of any such non-cash dividend, distribution or right and may withhold the entire purchase price or deduct from the purchase price the amount or value thereof, as determined by Parent in its sole discretion.

     7. Representations and Warranties of Parent.   Parent represents and
warrants to the Principal Stockholder as follows:

    (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to enter into and perform this Agreement.

    (b) Parent has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the



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consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid, legal and binding agreement of Parent enforceable against it in accordance with its terms.

     (c) Parent is not subject to or obligated under any provision of (i) its Certificate of Incorporation or By-Laws, (ii) any contract, (iii) any license, franchise or permit or (iv) any law, regulation, order, judgment or decree, which would be breached or violated by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby, other than any such breaches or violations which will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Parent and its Subsidiaries, taken as a whole. Other than in connection with or in compliance with the provisions of the Delaware General Corporation Law, as amended, the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Hart-Scott Act and the securities or blue sky laws of the various states, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Parent for the consummation by Parent of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Parent and its subsidiaries, taken as a whole. Such representations and warranties shall be deemed to be made again upon and as of the date of any and all Closing Dates under Section 3 of this Agreement.

     (d) The authorized capital stock of Parent consists of 20,000,000 shares of Parent Common Stock, of which, as of the date of this Agreement, 13,242,382 shares of Parent Common stock were issued and outstanding. All of the outstanding shares of Parent Common Stock are validly issued and are fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, 486,785 shares of Parent Common Stock were reserved for issuance and issuable upon or with the exercise of outstanding options. Except as disclosed in Section 3.02 of the Parent Disclosure Schedule, between October 31, 1997 and the date hereof, no shares of Parent's capital stock have been issued other than pursuant to stock options already in existence and except for grants of stock options to employees, officers and directors in the ordinary course of business consistent with past practice, and between October 31, 1997 and the date hereof, no other stock options have been granted. Except as set forth above and as of the Effective Time, there are outstanding: (i) no shares of capital stock or other voting



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securities of Parent; (ii) no securities of Parent or its Subsidiaries convertible into or exchangeable for shares of capital stock, or voting securities of Parent; (iii) no options, warrants, subscriptions, calls, rights or other agreements to acquire from Parent or its Subsidiaries and no obligation of Parent or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent; and (iv) no equity equivalent interests or rights to acquire equity equivalent interests in ownership or earnings of Parent or its Subsidiaries or other similar rights (collectively, "Parent Securities"). As of the date hereof, there are no outstanding obligations of Parent or any of its subsidiaries to purchase, redeem or otherwise acquire any Parent Securities. Except as set forth in Section 3.02(a) of the Parent Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party or by which it is bound relating to the voting of any shares of capital stock of Parent or other Parent Securities, and to the knowledge of Parent, no such agreements have been entered into by the stockholders of Parent.

     (e) All of the outstanding capital stock of Parent's subsidiaries is owned by Parent, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same except as may be provided as a matter of law). There are no securities of Parent or its Subsidiaries convertible into or exchangeable for, no options or other rights to acquire from Parent or its Subsidiaries and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for, the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in or any other securities of any subsidiary of Parent. There are no outstanding contractual obligations of Parent or its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in Parent or in any subsidiary of Parent.

     (f) The Parent Common Stock constitutes the only class of equity securities of Parent or its Subsidiaries registered or required to be registered under the Exchange Act.

     (g) When issued to the Principal Stockholder upon exercise of the Option, the shares of Parent Common Stock will be duly issued, fully paid and nonassessable.

     8. Representations and Warranties of the Principal Stockholder.

     (a) The Principal Stockholder is the true and lawful owner of 100% of the Option Shares set forth next to the name of the Principal Stockholder



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on the signature page to this Agreement with full power to vote and dispose of such Option Shares and there are no restrictions on the Principal Stockholder's voting rights or rights of disposition pertaining thereto except as set forth in this Agreement or imposed by federal and state securities law. None of the Option Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such shares.

     (b) The execution, delivery and performance by the Principal Stockholder of this Agreement and the consummation of the transactions contemplated hereby, do not and will not contravene or constitute a default under or give rise to a right of termination, cancellation or acceleration of any material right or obligation of the Principal Stockholder or to a loss of any material benefit of the Principal Stockholder under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding on the Principal Stockholder.

     (c) The execution, delivery and performance by the Principal Stockholder of this Agreement and the consummation of the transactions contemplated by this Agreement are within the Principal Stockholder's powers and have been duly authorized by all necessary actions, if any, including all necessary actions by the trustees, partners, members, officers, directors or shareholders, as appropriate, of the Principal Stockholder, if the Principal Stockholder is other than an individual.

     (d) This Agreement constitutes a valid and binding agreement of the Principal Stockholder, enforceable against the Principal Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally. If the Principal Stockholder is married and the Option Shares set forth on the signature pages hereto next to the Principal Stockholder's name constitute community property under applicable laws, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, the Principal Stockholder's spouse, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform this Agreement and has obtained any necessary consents in connection with execution of this Agreement.

     (e) The number of Option Shares set forth next to the name of the Principal Stockholder on the signature page to this Agreement are the only Option



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Shares owned by the Principal Stockholder.  Except as set forth next to the name of the Principal Stockholder on the signature page to this Agreement, the Principal Stockholder owns no options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has or have no other interest in or voting rights with respect to any securities of the Company.

     (f) No investment banker, broker, finder or other intermediary is or may be entitled to a commission or fee from Parent, Acquisition, the Company or any of their respective Subsidiaries in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Principal Stockholder.

     (g) Other than in connection with or in compliance with the provisions of the Exchange Act and the Hart-Scott Act, no authorization, consent or approval of, or any filing with, any public body or authority is necessary for consummation by him of the transactions contemplated by this Agreement.

     (h) When delivered by the Principal Stockholder to Parent upon exercise of the Option, good, valid and marketable title in and to the Option Shares will be vested in Parent, free and clear of any claims, liens, encumbrances, security interests and charges of any nature whatsoever. Such representations and warranties shall be deemed to be made again upon and as of the date of any and all Closing Dates under Section 3 of this Agreement.

     9. Voting of Option Shares. At any meeting of the stockholders of the Company, however called, and at every adjournment thereof, or in connection with any written consent of the stockholders of the Company, the Principal Stockholder will cause all of its Option Shares to be voted, during the term of this Agreement, in favor of (i) the Merger and the approval and adoption of the Merger Agreement, and (ii) all other transactions as to which stockholders of the Company are called upon to vote to effectuate the Merger. The Principal Stockholder agrees that during the term of this Agreement, the Principal Stockholder shall attend or otherwise participate in all duly called stockholder meetings and any adjournments thereof and in all actions by written consent of stockholders.

     10. No Proxies or Encumbrances. Other than as provided in this Agreement, the Principal Stockholder, until the termination of this Agreement, shall not
(i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any of the Option Shares, (ii) sell, assign, transfer, encumber or otherwise dispose of or enter into any contract, option or other arrangement or understanding with respect to, the direct or indirect sale, assignment, transfer, encumbrance or other disposition of any of its Option



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Shares or any interest therein except for Permitted Transfers to Permitted
Transferees (as such terms are defined below) or (iii) seek or solicit any of the foregoing. The Principal Stockholder shall notify Parent promptly and provide all details requested by Parent if the Principal Stockholder shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing.

     Each transfer of Option Shares to a Permitted Transferee shall constitute a "Permitted Transfer" only if it is a transfer to a Permitted Transferee of such Correll Owner and, in the case of a Permitted Transferee, transfer to the Correll Owner who transferred such securities to the Permitted Transferee or to other Permitted Transferees of such Correll Owner; provided that, any such Permitted Transferee shall enter into an agreement supplemental hereto, consented to in writing by Parent, agreeing to be bound by the terms of this Agreement; and provided further that no such transfer is in violation of applicable federal or state securities laws.

     11. No Solicitation. The Principal Stockholder shall not, during the term of this Agreement, directly or indirectly encourage, solicit, participate in or initiate discussions or negotiations with or provide any non-public information to (or authorize any other Person to encourage, solicit, participate in or initiate discussions or negotiations with or provide any non-public information
to) any Person or group (other than Parent and Acquisition or any designees of Parent or Acquisition) concerning any Third Party Acquisition or any Acquisition Proposal.

     12. Dissenters' Rights. None of the Correll Owners shall, nor shall the Principal Stockholder permit any Correll Owner to, give notice pursuant to the NCBC of such Person's intent to demand payment for any Option Shares, or take any other action to exercise dissenters' rights, if the Merger is effected.

     13. Reasonable Efforts. During the term of this Agreement, the Principal Stockholder shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Parent in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement and this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including any necessary filings under the Hart-Scott Act relating to the acquisition of the Company or relating to the acquisition of Parent Common Stock in the Merger and all other necessary filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii)




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the obtaining of all necessary consents, approvals or waivers from third parties, (iii) cooperation in the defense of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or this Agreement or the consummation of any of the transactions contemplated by the Merger Agreement and this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the Merger Agreement and this Agreement.

     14. Legend. Simultaneously with the execution of this Agreement, the Principal Stockholder shall cause all certificates representing Option Shares to bear in a conspicuous place the following legend:

      "The Shares represented by the within certificate may not be sold, exchanged or otherwise transferred or disposed of except in compliance with the terms and conditions of that certain Stockholder Agreement dated as of December 4, 1997, by and between Racing Champions Corporation and the registered holder of the within Certificate."

     15. Expenses. Except as otherwise provided, all costs and expenses incurred in connection with herewith, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     16. Amendment; Assignment. This Agreement may not be modified, amended, altered or supplemented except by a writing signed by Parent and the Principal Stockholder. Except for a Permitted Transfer as provided in Section 8, no party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto, except that the rights and obligations of Parent hereunder may be assigned by Parent to any of its affiliates, but no such transfer shall relieve Parent of its obligations hereunder if such transferee does not perform such obligations.

     17. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and, except as otherwise provided in this Agreement, shall be deemed to have been duly given if so given) if delivered in person, by cable, telegram or telex, or sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:



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           If to the Principal Stockholder:

           Mr. Howard L. Correll, Jr.
           c/o Wheels Sports Group, Inc.
           1368 Salisbury Road
           Mocksville, NC 27028
           Fax: 704-634-3500

           with a copy to:

           Berliner Zisser Walter & Gallegos, P.C.
           1700 Lincoln St., Suite 4700
           Denver, CO 80203
           fax: 303-830-1705
           Attention:   Robert W. Walter, Esq.

           If to Parent:

           Racing Champions Corporation
           800 Roosevelt Road
           Building C, #320
           Glen Ellyn, IL 60137
           Attention:   Robert E. Dods

           with a copy to:

           Reinhart, Boerner, Van Deuren,
           Norris & Rieselbach, s.c.
           1000 North Water Street
           P.O. Box 92900
           Milwaukee, WI 53202-0900
           Fax: 414-298-8097
           Attention:   James M. Bedore. Esq.

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

     18. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

     19. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of North Carolina, without giving effect to the principles of conflicts of laws thereof.

     20. Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the heirs, personal representatives, successors and assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective heirs, personal representatives, successors or assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     21. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

     22. Termination. This Agreement shall terminate upon the earlier of (a) the Effective Time (as defined in the Merger Agreement) and (b) the termination of the Merger Agreement, provided that this Agreement shall not terminate until 45 days after the termination of the Merger Agreement in connection with an occurrence of an Event (as defined). In the event of the termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of either Parent or the Principal Stockholder under this Agreement, except that no such termination shall affect the obligations of the Principal Stockholder or Parent with respect to any prior exercise of the Option.

     23. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     24. Further Assurances. The Principal Stockholder and Parent will, upon the request of the other, execute and deliver such documents and take such action reasonably deemed by Parent or the Principal Stockholder, as the case may be, to be necessary or desirable to more effectively complete and evidence the sale and transfer of any Option Shares purchased by Parent pursuant to this Agreement.

     25. Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections, subsections



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


and clauses refer to Sections, subsections and clauses of this Agreement unless otherwise stated.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                                 RACING CHAMPIONS CORPORATION


                                 By:    /s/ Robert E. Dods
                                        ------------------------------

                                 Correll Owners:

                                 /s/ Howard L. Correll, Jr.
                                 -------------------------------------
                                     Howard L. Correll, Jr.



    Correll Owners:             Number of Shares     Number of Options/Warrants
                                ----------------     --------------------------

    Mr. Howard L. Correll, Jr.       689,737                 232,500






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



                                                                      Annex I


1. The Merger has not been consummated by April 30, 1998, unless the failure to so consummate the Merger by such date shall have been caused by the action or failure to act of Parent, which action or failure to act constitutes a breach of the Merger Agreement.

2. There has been a material breach of any representation or warranty of the Company set forth in the Merger Agreement and the Company has not cured such breach within 20 business days after written notice of such breach is given by Parent to the Company.

3. The Company Board (x) withdraws or modifies in a manner adverse to Parent or Acquisition its recommendation or approval with respect to the Agreement or the Merger, (y) makes any recommendation with respect to a Third Party Acquisition (including making no recommendation or stating an inability to make a recommendation), other than a recommendation to reject such Third Party Acquisition, or (z) takes any action prohibited by
     Section 4.03.

4. Any Third Party Acquisition occurs or the Company or any of its subsidiaries or Affiliates enters into any agreement with respect to a Third Party Acquisition.

5. The Company shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders at such meeting (including any adjournments thereof) or the Company fails to convene such a meeting by April 30, l998.